EXECUTION VERSION

EXHIBIT 10.10

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

Amendment No. 2, dated as of May 28, 2003 (this “Amendment”), among MERRILL LYNCH MORTGAGE CAPITAL INC. (the “Buyer”) and HOMEBANC MORTGAGE CORPORATION (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of February 27, 2002, as amended by Amendment No. 1, dated as of April 15, 2003 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions.

(a) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Market Value” in its entirety and replacing it with the following language:

“Market Value” shall mean, as of any date with respect to any Purchased Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by the Buyer in its sole good faith discretion. Without limiting the generality of the foregoing, the Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

(a) such Purchased Mortgage Loan ceases to be an Eligible Mortgage Loan;

(b) the Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of 10 calendar days;

(c) the Purchased Mortgage Loan (other than a Purchased Mortgage Loan which is a Construction to Permanent Mortgage Loan) has been subject to a Transaction for a period of greater than 120 days;

(d) the Purchased Mortgage Loan is a Construction to Permanent Mortgage Loan (other than a Qualified Construction to Permanent Mortgage Loan) which has been subject to a Transaction for a period of greater than 360 days;

(e) the Purchased Mortgage Loan is a Qualified Construction to Permanent Mortgage Loan which has been subject to a Transaction for a period of greater than 15 months;

(f) such Purchased Mortgage Loan is a Delinquent Mortgage Loan;

(g) such Purchased Mortgage Loan is a Conforming or Jumbo Mortgage Loan which is rejected by the related Takeout Investor;

(h) a First Payment Default occurs with respect to such Purchased Mortgage Loan;

(i) if the Purchased Mortgage Loan is a Conforming Mortgage Loan or Jumbo Mortgage Loan, the Buyer has determined in its sole good faith discretion that the Purchased Mortgage Loan is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry with respect to Conforming Mortgage Loans and Jumbo Mortgage Loans;

(j) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Conforming Mortgage Loans that are Purchased Mortgage Loans exceeds $150,000,000;

(k) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Jumbo Mortgage Loans that are Purchased Mortgage Loans exceeds $75,000,000;

(l) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Construction to Permanent Mortgage Loans that are Purchased Mortgage Loans exceeds $30,000,000;

(m) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Jumbo Mortgage Loans with an unpaid principal balance greater than $750,000 but less than $2,000,000 that are Purchased Mortgage Loans exceeds $10,000,000;

(n) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Construction to Permanent Loans with an unpaid principal balance greater than $1,000,000 but less than $2,000,000 that are Purchased Mortgage Loans exceeds $5,000,000; or

(o) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the sum of (i) the aggregate Purchase Price of all Construction to Permanent Loans with an unpaid principal balance greater than $1,000,000 but less than $2,000,000 that are Purchased Mortgage Loans, and (ii) the aggregate Purchase Price of all

Jumbo Mortgage Loans with an unpaid principal balance greater than $750,000 but less than $2,000,000 that are Purchased Mortgage Loans, exceeds $10,000,000.

(b) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Maximum Purchase Price” in its entirety and replacing it with the following language:

““Maximum Purchase Price” means ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).”

SECTION 2. Covenants.

(a) Section 12(j)(ii) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

“(ii) Maintenance of Ratio of Indebtedness to Tangible Net Worth. The Seller shall maintain the ratio of Indebtedness to Tangible Net Worth no greater than 18:1.

(b) Section 12(s) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

“(s) Limitation on Dividends and Distributions. Following the occurrence and during the continuation of Default or an Event of Default, the Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of the Seller, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of the Seller, either directly or indirectly, whether in cash or property or in obligations of the Seller or any of the Seller’s consolidated Subsidiaries.”

SECTION 3. Conditions Precedent. This Amendment shall become effective on May 28, 2003 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Master Repurchase Agreement.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH MORTGAGE CAPITAL INC., as Buyer

	By:	/s/ James Cason

Name: James Cason Title: Vice President

Seller:	HOMEBANC MORTGAGE CORPORATION as Seller

By:

Name: Title:

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH MORTGAGE CAPITAL INC., as Buyer

By:

Name: Title:

Seller:	HOMEBANC MORTGAGE CORPORATION as Seller

	By:	/s/ Debra F. Watkins

Name: Debra F. Watkins Title: Executive Vice President